Amendment No. 3 to the
Conquest Petroleum Incorporated (f/k/a Maxim TEP, Inc.)
2005 Incentive Compensation Plan

Section 5.2 of the Incentive Compensation Plan of Conquest Petroleum Incorporated (f/k/a Maxim TEP, Inc.) is hereby amended by deleting the phrase “thirty million” from the third lin thereof and replacing such phrase with “ten million”.

Adopted by the Board of Directors of Conquest Petroleum Incorporated (f/k/a Maxim TEP, Inc.) on September 9, 2009.

This change also incorporates the 1 for 10 reverse stock split that occurred in August on 2009.